Exhibit 99.1

Inphi Reports Preliminary First Quarter 2020 Results

Q1 Revenue and Operating Income Above Guidance Midpoint, Q1Results and Conference call will Occur on May 7, 2020

SANTA CLARA, Calif., April 21, 2020 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced preliminary financial results for the first quarter of 2020, ending March 31, 2020.

Our revenue and operating income are expected to be higher for the first quarter than the midpoint of our February 4th guidance of $132.4M for revenue. Based on the midpoint of the guidance given at that time, the associated GAAP Operating Loss was expected to be ($18.6M) and the Non-GAAP Operating Income was expected to be $25.2M. This result was due primarily to higher revenue in Q1 than anticipated coming from our Cloud customers. Revenue contributed from our January 10th acquisition of eSilicon was also slightly higher than originally anticipated. In addition, as of March 31, 2020, we had $238.2M in cash and short term investments.

“We began calendar 2020 expecting strong new product-cycle driven growth for our PAM and coherent products in both the cloud and telecom infrastructure markets. So far, we have seen that growth,” said Ford Tamer, President and CEO of Inphi Corporation. “The growth appears to be the result of customer driven upgrade cycles, as well as other market demands driving the need for more bandwidth. These include demands which appear to also have been accelerated by the COVID-19 pandemic.”

The pre-COVID19 growth vectors for inside and between data centers that we previously identified continue to apply. These growth vectors include the ramp of new products, as well as the continuing addition of new customers adopting PAM4 and coherent solutions for cloud and telecom applications. In addition, COVID-19 has had a significant impact on the global economy, including accelerating the secular shift to cloud computing and concurrently driving a sharp increase in the demand for bandwidth. We expect our business to continue to be favorably impacted by these phenomena.

Preliminary Financial Results for the Three Months Ended March 31, 2020 are as follows:

	Low	High
	(in thousands)
Total revenue	$138,130	$139,430
GAAP operating loss	$(16,900)	$(18,000)
Non-GAAP operating income	$33,900	$34,470

GAAP to Non-GAAP Reconciliation

	Low	High
	(in thousands)
Operating loss	$(16,900)	$(18,000)
Stock-based compensation	23,800	24,400	(a)
Acquisition related expenses	9,000	9,600	(b)
Amortization of intangibles and step up values related to acquisitions	17,500	17,900	(c)
Expense on lease not occupied	500	570	(d)

Non-GAAP operating income	$33,900	$34,470

To supplement the financial data presented on a GAAP basis, we disclose certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses related to acquisitions, purchase price fair value adjustments related to acquisitions, loss on claim settlements and lease expense on building not occupied. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of our core operating results. We believe that the non-GAAP measure of income from operations, in combination with our financial results calculated in accordance with GAAP, provides investors with additional perspective and understanding of our ongoing operating performance. In addition, our management uses these non-GAAP measures to review and assess the financial performance of our company, to help determine executive officer incentive compensation and to plan and forecast performance in future periods. Our non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. The preliminary financial data included in this press release has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP, has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

(a)

Reflects the stock-based compensation expense recorded relating to stock-based awards. We exclude this item when we evaluate the continuing operational performance of our company as management believes this GAAP measure is not indicative of our core operating performance.

(b)

Reflects the legal, transition costs and other expenses related to acquisitions. We exclude this item when we evaluate the continuing operational performance of our company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the cost of goods sold fair value amortization of inventory step-up, amortization of intangibles and fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the expense on building lease not yet occupied. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

The Company will provide a more detailed review of its financial results for Q1 and Business Outlook for Q2 when it reports its first quarter 2020 results on May 7, 2020. There will be no conference call associated with this press release.

Inphi’s First Quarter 2020 Earnings Call

Inphi will release its first quarter 2020 results for the quarter ended March 31, 2020 on Thursday, May 7, 2020, after the close of the market. In conjunction with the release, Inphi will hold a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time with Ford Tamer, President and Chief Executive Officer, and John Edmunds, Chief Financial Officer.

To participate via telephone, dial 765-507-2591, conference ID: 3452654. Please dial in 10 minutes prior to the scheduled conference call time. A webcast of the conference call will be available live and archived on Inphi’s website at https://www.inphi.com/investors/.

This update, including the financial results expected for the first fiscal quarter of 2020, is preliminary in nature, based on information available to management as of the date of this release, including with respect to those impacts of the COVID-19 outbreak that are currently known to management, and is subject to further changes upon completion of standard quarter-end closing procedures and based on the duration and severity of the COVID-19 outbreak. Inphi’s independent registered public accounting firm has not completed its review of Inphi’s results for the first fiscal quarter ended March 31, 2020. Inphi undertakes no obligation to update the information in this release in the event facts or circumstances change after the date of this release.

Cautionary Note Concerning Forward-Looking Statements

These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2020, including with respect to the first quarter of 2020 and subsequent periods, revenue, stock-based compensation expense, operating performance and net income or loss; the Company’s expectations regarding growth opportunities, success of our growth strategy, strength of the cloud and telecom infrastructure markets and increasing demand growth inside data centers, customer relationships, the Company’s expectations regarding the benefits of the eSilicon acquisition and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the completion of the Company’s quarter end closing procedures; the impact of the COVID-19 pandemic on the Company’s business; the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of target markets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; the ability to effectively integrate eSilicon and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in demand, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2019, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Inphi
Inphi Corporation is a leader in high-speed data movement interconnects. We move big data fast, throughout the globe, between data centers, and inside data centers.  Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Investor Contact:

Vernon P. Essi, Jr.

408-606-6524

vessi@inphi.com

Corporate Contact:

Kim Markle

408-217-7329

kmarkle@inphi.com